SECOND AMENDMENT TO
                              MANAGEMENT AGREEMENT

         This Second Amendment to Management Agreement is effective as of the 1st day of January, 1997, by and between National Auto Finance Corporation ("NAFCORP"), National Auto Finance Company, Inc. ("NAFI"), National Auto Finance Company L.P. (the "Partnership") and National Financial Companies LLC ("NFC").

                                    RECITALS

         a. NAFCORP, National Financial Corporation ("Old NFC"), and the Partnership are parties to that certain Management Agreement, dated December 29, 1994 (the "Original Management Agreement). The Original Management Agreement was amended by that certain First Amendment to Management Agreement by and among NAFCORP, Old NFC, the Partnership and Auto Credit Clearinghouse L.P. ("ACCH") (the "First Amendment"). The Original Management Agreement, as amended by the First Amendment, is hereinafter referred to as the "Amended Management Agreement."

         b. Old NFC has designated NFC as Old NFC's designee under the Amended Management Agreement for all purposes and NFC has accepted such designation.

         c. ACCH has been dissolved by operation of law, but the business of ACCH continues as a division of NAFI.

         d. Pursuant to that certain Assignment and Assumption Agreement, by and between the Partnership and NAFI, dated as of February 4, 1997 (as amended, the "Assignment and Assumption Agreement), the Partnership assigned to NAFI all of the Partnership's obligations under the Amended Management Agreement and NAFI assumed all of the Partnership's obligations thereunder. The parties desire to execute this Agreement in order to carry out the intent and purpose of the Assignment and Assumption Agreement. In addition, the parties desire to amend certain terms of the Amended Management Agreement.

         NOW, THEREFORE, in accordance with the premises and the mutual promises contained herein, the parties hereto agree as follows:

         1. Services Performed for NAFI. The parties agree that NFC shall perform, for the benefit of NAFI, the services set forth in Section 1 of the Amended Management Agreement directly to NAFI. In exchange for such services, NAFI shall pay to NFC the fees and expense reimbursement as set forth in Section 2 of the Amended Management Agreement.

         (a) All references to the term "NAFCO LP" or "Partnership" in the Amended Management Agreement shall hereinafter refer to "National Auto Finance Company, Inc." or "NAFI" and all references to the term "ACCH" in the Amended Management Agreement shall hereinafter refer to "National Auto Finance Company, Inc." or "NAFI".



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         (b) All references to "National Auto Finance Corporation" in the
 Amended Management Agreement shall hereinafter refer to "National Financial Companies LLC."

         (c) All references to "NFC" in the Amended Management Agreement shall hereinafter refer to "National Financial Companies LLC."

         (d) From and after the date hereof, the Partnership and ACCH shall not longer be parties to, or liable under, the Amended Management Agreement, as amended hereby.

         2. Fees and Expenses. Section 2(v) of the Amended Management Agreement is hereby amended by deleting in its entirety the last sentence of such section and by substituting in lieu thereof the following sentence: "Such payments shall be made beginning on January 15, 1996 and shall continue on the fifteenth day of each succeeding month throughout the term of this Agreement as such term is set forth in Section 3 (as such Section 3 was amended by the First Amendment), unless otherwise agreed in writing by all of the parties to the Second Amendment to Management Agreement."

         3. Term. Section 3 of the Amended Management Agreement is hereby amended by deleting in its entirety the phrase "and the cancellation of its Certificate of Limited Partnership has been effected" which occurs two times in such Section 3.

         4. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon the successors and assigns of either party hereto and shall inure to the benefit of either party and their respective successors and assigns.

         5. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.

         6. Governing Law. The terms and provisions of this Agreement shall be governed by the laws of the State of Florida (without regard to the conflict of laws rules of such State) and to applicable federal law.

         7. Effect of this Agreement. The Amended Management Agreement, as amended hereby, shall continue in full force and effect in accordance with its terms.

                                   END OF PAGE


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         IN WITNESS WHEREOF, each party set forth below has executed this
Agreement as of the date first above written.

                               NATIONAL AUTO FINANCE CORPORATION

                               By:
                                      Keith B. Stein, Executive Vice President

                               NATIONAL AUTO FINANCE COMPANY, INC.

                               By:
                                     Keith B. Stein, Vice Chairman

                               NATIONAL AUTO FINANCE COMPANY L.P.

                               By: National Auto Finance Corporation, its general partner

                                        By:
                                              Keith B. Stein, Executive Vice
                                               President

                               NATIONAL FINANCIAL COMPANIES LLC

                               By:
                                     Robert W. Barron, Managing Director